Exhibit 10.1

Nasdaq, Inc. Employee Stock Purchase Plan

(as amended and restated May 19, 2020)

SECTION 1. PURPOSE.

The purpose of the Nasdaq, Inc. Employee Stock Purchase Plan is to provide employees of Nasdaq, Inc. and its Participating Affiliates with an opportunity to invest in shares of the Company’s common stock through periodic offerings financed by payroll deductions and/or direct contributions.

The Plan consists of two components: a Section 423(b) Plan component and a Non-Section 423(b) Plan component. The Company intends that the Section 423(b) Plan component, as applicable to Participants employed by the Company and its domestic Participating Affiliates, qualify as an “employee stock purchase plan” under Section 423 of Code, and the Plan shall be so construed, although the Company makes no undertaking or representation to maintain such qualification. In addition, the Company intends for the Plan to be made available to employees of the Company’s non-U.S. Participating Affiliates; provided that such portion of this Plan does not qualify under Section 423(b) of the Code. Except as otherwise indicated, the Non-423(b) Plan component will operate and be administered in the same manner as the Section 423(b) Plan component.

The Plan was initially established in 2000, and subsequently amended and restated on May 27, 2010. After further amendments, the Plan is hereby amended and restated, effective as of the Restatement Effective Date, for an additional ten (10) year term measured from the Restatement Effective Date.

SECTION 2. DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)

“Affiliate” shall mean (i) a Subsidiary of the Company, (ii) any other entity or Person or group of Persons that, in the determination of the Committee, is controlled by the Company, (iii) any entity in which the Company has a significant equity interest as determined by the Committee, and (iv) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, as determined by the Committee.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Change in Control” shall mean the first to occur of any one of the events set forth in the following paragraphs:

(i)

any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares, and (D) the Financial Industry Regulatory Authority), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly (not including any securities acquired directly (or through an underwriter) from the Company or its Affiliates), of 25% or more of the Company’s then outstanding Shares;

(ii)

the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the effective date (as provided in Section 16(a) of the Plan), were members of the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)

there is consummated a merger or consolidation of the Company with any other corporation or the Company issues Shares in connection with a merger or consolidation of any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation that would result in the Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the Company’s then outstanding Shares or 50% of the combined voting power of such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as defined below), directly or indirectly, acquired 25% or more of the Company’s then outstanding Shares (not including any securities acquired directly (or through an underwriter) from the Company or its Affiliates); or

(iv)

the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e)	“Committee” shall mean the Management Compensation Committee of the Board, or such other committee as may be designated by the Board to administer the Plan.

(f)	“Company” shall mean Nasdaq, Inc.

(g)

“Compensation” shall mean, subject to the following sentence, gross earnings, prior to any tax or social security withholdings, paid to an Employee during the applicable pay period, including base salary or wages, overtime, sales commissions and annual cash incentive payments. Compensation shall exclude reimbursements for relocation expenses, tax gross ups, referral bonuses, tuition reimbursements, patent awards, DAQ awards (or awards pursuant to any similar successor program to the DAQ awards program), the imputed value of life insurance, car allowances, contest earnings, any employer contributions to the Nasdaq, Inc. 401(k) Savings Plan, or other retirement plans, any amount included in income in respect of equity awards, any unpaid deferred cash bonuses or other similar extraordinary remuneration received by such Employee. If determined by the Committee, other forms of compensation may be included or excluded from this definition for purposes of the Non 423(b) Plan.

(h)

“Eligible Employee” shall mean an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan. Eligible Employee shall also mean any other Employee of a Participating Affiliate in the Non-423(b) Plan to the extent that local law requires participation in the Plan to be extended to such Employee.

(i)

“Employee” shall mean any individual who is a regular employee of the Company or of any Participating Affiliate except (i) employees whose customary employment with the Company is less than 20 hours per week, (ii) employees whose customary employment is for not more than five (5) months in any calendar year and (iii) employees who, immediately after a right to purchase is granted, would be deemed for purposes of Section 423(b)(3) of the Code to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the stock of the Company. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first day of such leave.

Whether an individual qualifies as an Employee shall be determined by the Committee, in its sole discretion, by reference to Section 3401(c) of the Code and the regulations thereunder. Unless the Committee makes a contrary determination, the Employees of the Company shall, for all purposes of this Plan, be those individuals who satisfy the customary employment criteria set forth above and are carried as employees by the Company or a Participating Affiliate for regular payroll purposes.

Notwithstanding the foregoing, Employees of Participating Affiliates designated to participate in the Non-423(b) Plan shall also mean any other employees of such Participating Affiliates to the extent that local law requires participation in the Plan to be extended to such employees, as determined by the Committee.

(j)	“Enrollment Date” shall mean the first day of each Offering Period.

(k)	“Enrollment Period” shall mean the two-week period immediately preceding the Enrollment Date, or such other period as may be established by the Committee.

(l)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)

“Fair Market Value” with respect to the Shares, as of any date, shall mean the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee in good faith and in accordance with Section 409A of the Code and other laws to the extent applicable; provided, however, that if the Committee has not specified otherwise, Fair Market Value with respect to the Shares, as of any date, shall mean the closing sale price at the regular trading session reported for such Shares on the Nasdaq Stock Market on such date or, if no closing sale price is reported on such date, the closing sale price reported on the immediately preceding date on which a closing sale price is reported.

(n)

“Maximum Offering” shall mean, with respect to some or all Participants in the Non-423(b) Plan, a maximum number or value of Shares made available for purchase in a specified country, location or Participating Affiliate. Such maximum shall be determined by the Committee to comply with the applicable securities laws, to achieve tax objectives or to meet other Company objectives.

(o)	“Non-423(b) Plan” shall mean the component of this Plan which is an employee stock purchase plan which is not intended to meet the requirements set forth in Section 423(b) of the Code.

(p)	“Offering” shall mean the right of Eligible Employees to purchase Shares under the Plan with respect to an Offering Period.

(q)

“Offering Period” shall mean a period of approximately six months duration or other such other duration as the Committee shall determine, during which a Participant will accumulate funds, through payroll deductions or otherwise as provided in the Plan to purchase Shares. Offering Periods shall be established by the Committee in its sole and absolute discretion, and such Offering Periods may have different durations or different beginning or ending dates; provided, however, that no Offering Period may have a duration exceeding one year.

(r)

“Participant” shall mean an Employee who elects to participate in the Plan by filing an Enrollment Form (as defined in Section 6(c)), and whose participation in the Plan has not ended as set forth in and pursuant to Section 6 or Section 8.

(s)

“Participating Affiliate” means an Affiliate which has been designated by the Committee in advance of the applicable Offering Period whose Eligible Employees may participate in the Plan. The Committee shall have the power and authority to designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan, and to designate which Affiliates shall participate in the Non-423(b) Plan. For purposes of the Section 423(b) Plan, an Affiliate must also qualify as a Subsidiary.

(t)	“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(u)

“Plan” shall mean this Nasdaq, Inc. Employee Stock Purchase Plan, as amended and restated as of the Restatement Effective Date. The Plan includes a Section 423(b) Plan component and a Non-423(b) Plan component, and the term “Plan” as used herein relates to either or both component plans, as the context requires.

(v)	“Purchase Date” shall mean the date the Plan administrator shall acquire Shares for Participants (which shall be the last day of the Offering Period, unless otherwise determined by the Committee).

(w)	“Restatement Effective Date” shall mean May 19, 2020, subject to approval of the Plan by stockholders at the annual meeting of stockholders of the Company held on such date.

(x)

“Section 423(b) Plan” shall mean the component of this Plan which is intended to meet the requirements described in Section 423(b) of the Code to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Section 423(b) Plan shall be construed, interpreted, administered and enforced in accordance with Code Section 423(b), as it may amended from time to time, so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Code Section 423.

(y)	“Shares” shall mean shares of the common stock, $0.01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

(z)	“Subsidiary” shall mean a subsidiary of the Company as defined under Section 424(f) of the Code.

SECTION 3. ADMINISTRATION.

(a)

Authority of Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority:

(i)	to determine when each Offering under this Plan shall occur, and the terms and conditions of each Offering (which need not be identical);

(ii)	to determine the Enrollment Period, the Enrollment Date and the Offering Periods for each Offering;

(iii)

to designate from time to time which domestic Affiliates of the Company shall be eligible to participate in the Section 423(b) Plan and to designate which non-U.S. Affiliates shall participate in the Non-423(b) Plan;

(iv)

to construe and interpret the Plan and to establish, amend and revoke rules, regulations and procedures for the administration of the Plan. The Committee may, in the exercise of this power, correct any defect, omission or inconsistency in the Plan, in such manner and to the extent it may deem necessary, desirable or appropriate to make the Plan fully effective;

(v)	to appoint a Plan administrator, which may be an employee or Affiliate of the Company or may be a third-party administrator;

(vi)

generally, to exercise such powers and to perform such acts as the Committee may deem necessary, desirable or appropriate to promote the best interests of the Company and its Participating Affiliates and to carry out the intent that the Offerings made under the Section 423(b) Plan are treated as qualifying under Section 423(b) of the Code; and

(vii)

as more fully described in Section 13, to adopt such rules, regulations and procedures as may be necessary, desirable or appropriate to permit participation in the Non-423(b) Plan by employees who are foreign nationals or employed outside the United States by a non-U.S. Participating Affiliate, and to achieve tax, securities laws and other Company compliance objectives in particular locations outside the United States.

(b)

Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any Employee, and any designated beneficiary.

(c)

Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Subsidiary, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to administer the Plan.

(d)

No Liability; Indemnification. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan. In addition to such other rights of indemnification as they may have as members of the Board or officers or Employees of the Company or a Participating Affiliate, members of the Board and Committee and any officers or Employees of the Company or Participating Affiliate to whom authority to act for the Board or Committee is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same and to retain complete control over the litigation and/or settlement of such suit, action or proceeding.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

(a)

Shares Available. The original number of Shares available to be purchased under the Plan when first established in 2000 was 2,000,000 and this was increased by an additional 3,500,000 Shares on May 27, 2010. As of February 28, 2020, approximately 1,654,820 Shares remained available for purchase. As of the Restatement Effective Date, an additional 3,000,000 Shares are authorized for purchase under the Plan. Such available Shares are subject to adjustment as provided in Section 4(b). The Committee may specify the maximum number of Shares that may be offered in any particular Offering Period, including, without limitation, the Maximum Offering with respect to some or all Participants in the Non-423(b) Plan.

Notwithstanding the foregoing, the aggregate number of Shares which may be purchased in any Offering Period may not exceed the maximum number of Shares which have been, prior to the Enrollment Date for such Offering Period, reserved for the Plan and approved by the stockholders of the Company and not previously purchased in any prior Offering Period. If on a given Purchase Date the number of Shares to be purchased exceeds the number of Shares then available under the Plan (or the Maximum Offering with respect to the Non-423(b) Plan or any sub-plan thereof) that may be issued on any given Purchase Date, the Committee shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall deem equitable. In the event that any Shares reserved for any Offering Period are not purchased therein, such un-purchased Shares may again be made available for sale under the Plan.

(b)

Adjustments. In the event that the Board or the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board or Committee shall, in such manner as it deems appropriate, make such equitable adjustments in the Plan and the then outstanding offerings as it deems necessary and appropriate, including, but not limited to, changing the number of Shares reserved under the Plan.

(c)

Source of Shares. Shares which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market, or by issuing authorized but unissued Shares. Any issuance of authorized but unissued Shares shall be approved by the Board or the Committee. Authorized but unissued Shares may not be delivered under the Plan if the purchase price thereof is less than the par value of the Shares.

SECTION 5. ELIGIBILITY.

All Employees (including Employees who are directors) of the Company or of a Participating Affiliate are eligible to participate in the Plan, in accordance with such rules as may be prescribed from time to time by the Committee; provided, however, that such rules shall, as applied to the Section 423(b) Plan, neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Section 423(b)(3), (4) and (5) thereof) and regulations promulgated thereunder. During an Offering Period, no Employee may participate under the Plan if such Employee would own 5% or more of the outstanding Shares as of the Enrollment Date for such Offering Period. For purposes of the preceding sentence with respect to the Section 423(b) Plan, the attribution rules of Section 424(d) of the Code shall apply in determining the Share ownership of an Employee, and Shares which the Employee would be permitted to purchase under such Offering Period shall be treated as Shares owned by the Employee.

SECTION 6. PARTICIPATION AND OFFERINGS.

(a)

The Committee shall establish the Offering Periods and associated Enrollment Periods for Offerings under this Plan and shall cause the Company to notify all Eligible Employees of such Offerings. Each Eligible Employee on the Enrollment Date of each Offering Period shall become a Participant with respect to such Offering Period by filing an Enrollment Form with respect to the Offering Period as described in paragraph (c) below. The Committee may at any time suspend an Offering Period if required by law or if the Committee determines in good faith that it is in the best interests of the Company. Each Offering under the Section 423(b) Plan shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, including compliance with the requirement of Section 423(b)(5) of the Code that all Eligible Employees shall have the same rights and privileges for such Offering. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan.

(b)

The Committee may from time to time grant or provide for the grant of rights to purchase Shares under the Non-423(b) Plan. Any such grants under the Non- 423(b) Plan will be designated as such at the time of grant and such grants need not comply with the requirements set forth in Section 423 of the Code.

(c)

Eligible Employees may become Participants with respect to an Offering Period by filing with the Company a form of enrollment (“Enrollment Form”) within the designated Enrollment Period by such means (which may include electronic transmission) as may be specified by the Committee. The Enrollment Form shall authorize specified regular payroll deductions or, if a payroll deduction is not permitted under a statute, regulation, rule of a jurisdiction, or is not administratively feasible, such other contributions as may be approved by the Committee. All deductions from pay will be taken on an after-tax basis. Subject to paragraph (e) below, payroll deductions for such purpose shall be in 1% increments of Compensation subject to a minimum of 1% and a maximum deduction of 10% of Compensation per pay period.

Notwithstanding the foregoing, in no event may the sum of a Participant’s regular payroll deductions and (if approved by the Committee) other contributions exceed 10% of a Participant’s Compensation for the applicable Offering Period. Payroll deductions for a Participant with respect to an Offering Period shall begin with the first payroll period ending on or after the Enrollment Date for the Offering Period, and shall end on the last payroll period ending before the Purchase Date with respect to the Offering Period, unless sooner terminated by the Participant as provided in paragraph (h) or Section 8 below (or unless payroll deductions for a Participant are determined by the Committee to not be feasible in a jurisdiction outside the United States). An Eligible Employee who does not deliver a properly completed Enrollment Form to the Company within the Enrollment Period designated by the Committee with respect to an Offering Period shall not participate in the Plan for that Offering Period.

(d)

An Eligible Employee must enroll as a Participant with respect to an Offering Period by filing an Enrollment Form within the Enrollment Period. Notwithstanding the foregoing, in accordance with such procedures as may be promulgated by the Committee or its delegate from time to time, if an Eligible Employee has previously enrolled as a Participant with respect to an Offering Period and his or her payroll deduction or contribution election remains in effect at the close of an Offering Period, such election, may, in the discretion of the administrators of the Plan, carry over and apply to subsequent Offering Periods for which the individual remains an Eligible Employee, unless and until the Participant files a new Enrollment Form to raise or lower his or her contribution percentage, or to suspend the making of payroll deductions or contributions.

If the Eligible Employee does not have a new or carryover Enrollment Form containing a contribution election on file at the close of the Enrollment Period with respect to an Offering Period, he or she will not be eligible to participate in the Plan with respect to that Offering Period. The Eligible Employee may, however, participate with respect to a future Offering Period by filing an Enrollment Form to participate with respect to a future Offering Period.

(e)

Notwithstanding anything else contained herein, no Employee may purchase Shares under the Section 423 Plan and any other qualified employee stock purchase plan (within the meaning of Section 423 of the Code) of the Company or its Subsidiaries at a rate which exceeds $25,000 of Fair Market Value of Shares for each calendar year in which a purchase is executed. For purposes of this Section 6, Fair Market Value shall be determined as of the Enrollment Date with respect to the applicable Offering Period. The limitation described in this paragraph (e) shall be applied in accordance with applicable regulations under Section 423(b)(8) of the Code.

(f)

The Company and Participating Affiliates will establish Participant recordkeeping accounts for each Participant who has authorized payroll deductions or contributions pursuant to this Plan. Subject to Section 13, no interest will be credited to such accounts. Such account is established solely for recordkeeping purposes, and all amounts credited to such account will remain part of the general assets of the Company or Participating Affiliate (as the case may be), and need not be segregated from other funds unless otherwise required under local law, as determined by the Committee.

(g)

Notwithstanding anything else contained herein, no Employee may purchase during any calendar year more than 4,000 Shares under the Section 423 Plan and any other qualified employee stock purchase plan (within the meaning of Section 423 of the Code) of the Company or its Subsidiaries. The Committee shall administer and construe this annual Share maximum, and is authorized and empowered to adjust this annual Share maximum with respect to an upcoming calendar year in its sole discretion, provided such annual Share maximum shall be applied uniformly to all Participants with respect to such calendar year.

(h)

A Participant may, by written notice at any time during the Offering Period, direct the Company to reduce or increase payroll deductions (or, if the payment for Shares is being made through periodic cash contributions, notify the Company that such contributions will be increased, reduced, or terminated), subject to a maximum of one change per Offering Period plus, if applicable, the election to withdraw described in Section 6(i). The Committee may promulgate rules regarding the time and manner for provision of such written notice, which may include a requirement that the notice be on file with the Company’s designated office for a reasonable period before it will be effective with respect to a payroll period.

(i)

A Participant may elect to withdraw all of his or her entire account prior to the end of the Offering Period. Any such withdrawal will terminate such Participant’s participation for the remainder of the Offering Period. If a Participant withdraws from an Offering Period, he or she is prohibited from resuming participation in the Plan in the same Offering Period from which he or she has withdrawn, but may participate in any subsequent Offering, provided he or she remains an Eligible Employee, by delivering to the Company a new Enrollment Form. The Committee may impose a requirement that the notice of withdrawal under the Plan be on file with the Company’s designated office for a reasonable period prior to the Purchase Date with respect to an Offering Period. Upon such voluntary withdrawal, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of Shares shall be refunded to the Participant as soon as administratively feasible and in accordance with the Company’s administrative procedures.

(j)

As of the Purchase Date, the record-keeping account of each Participant shall be totaled. Subject to the provisions of this paragraph (j), if such account contains sufficient funds to purchase one or more Shares as of that date, the Employee shall be deemed to have purchased Shares at the price determined under Section 7 below; such Participant’s account will be charged, on that date, for the amount of the purchase, and for all purposes under the Plan the Participant shall be deemed to have acquired the Shares on that date. Fractional shares shall be issued, as necessary. The registrar for the Company will make an entry on its books and records evidencing that such Shares have been duly issued as of that date. The amount, if any, of each Participant’s account remaining after the purchase of Shares on the Purchase Date of an Offering shall be refunded in full to the Participant after such Purchase Date.

SECTION 7. PURCHASE PRICE.

(a)

The purchase price of a Share pursuant to a transaction under the Plan shall be the lesser of: (i) 85% of the Fair Market Value of a Share on the Enrollment Date of the applicable Offering Period, and (ii) 85% of the Fair Market Value of a Share on the Purchase Date of the applicable Offering Period.

(b)

All purchases of Shares shall be made in United States dollars (“USD”). With respect to the Non-423 Plan in circumstances where payroll deductions or contributions have been taken or made with respect to a Participant’s Compensation in a currency other than USD, Shares shall be purchased by converting the Participant’s account to USD at the exchange rate on the Purchase Date, as published by Bloomberg.com if available or otherwise as determined with respect to a particular jurisdiction by the Committee or its delegate for this purpose. The Committee’s (or its delegate’s) determination of the currency conversion rate shall be final and binding with respect to affected Participants.

SECTION 8. TERMINATION OF EMPLOYMENT.

Upon a Participant’s ceasing to be an Employee of the Company or a Participating Affiliate, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period, but not yet been applied to the purchase of Shares, shall be refunded to the Participant or, in the case of his or her death, to the person’s designated beneficiary or estate as soon as administratively feasible and in accordance with the Company’s administrative procedures.

SECTION 9. TRANSFERABILITY.

Neither payroll deductions or contributions credited to a Participant’s account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, laws of descent and distribution, or beneficiary designation) by a Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 6(i) hereof.

SECTION 10. CHANGE IN CONTROL.

Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control of the Company, if the Committee determines that the operation or administration of the Plan could prevent Participants from obtaining the benefits intended by the Plan, the Plan may be terminated in any manner deemed by the Committee to provide equitable treatment to Participants. Equitable treatment may include, but is not limited to, payment to each Participant of the amount of contributions in such Participant’s account as of the date of the Change in Control, plus an additional amount determined by (A) calculating the number of full Shares that could have been purchased for the Participant immediately prior to the Change in Control at the purchase price (determined under Section 7 at the beginning of the Offering Period (the “Purchase Price”)) and (B) multiplying that number of Shares by the difference between the Purchase Price per Share and the highest price paid per Share in connection with the Change in Control of the Company. Notwithstanding the foregoing, any additional amount paid in connection with the termination of the Plan which constitutes the payment of deferred compensation within the meaning of Code Section 409A and the regulations thereunder shall be paid with respect to Participants in the Non-423(b) Plan only to the extent the event constituting the Change in Control qualifies as a “change in ownership” or “change in effective control” of the Company or a “change in ownership of a substantial portion of the assets” of the Company, within the meaning of U.S. Treasury Regulation § 1.409A-3(i)(5) or any successor.

SECTION 11. COMPLIANCE WITH SECURITIES LAW AND OTHER APPLICABLE REQUIREMENTS.

The issuance of Shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A purchase of Shares shall not occur if the issuance of Shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Shares may then be listed. In addition, no share purchases may occur unless (a) a registration statement under the U.S. Securities Act of 1933, as amended, shall at the time of purchase be in effect with respect to the Shares issuable, or (b) in the opinion of legal counsel to the Company, the Shares issuable may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares under the Plan shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. If a registration statement is not effective on the last day of an Offering Period, the Offering Period shall be extended until the first business day after the effective date of a registration statement; provided, however, that an Offering Period for a Participant in the Non-423(b) Plan who would otherwise be subject to Section 409A of the Code shall be extended only to the extent that such extension would not cause a violation under Section 409A of the Code. Anything in the foregoing to the contrary notwithstanding, participation under the Non-423(b) Plan may be suspended, delayed or otherwise deferred for any of the reasons contemplated in this Section 11 only to the extent such suspension, delay or deferral is permitted under U.S. Treas. Reg. §§ 1.409A-2(b) (7), 1.409A-1(b)(4)(ii) or successor provisions, or as otherwise permitted under Section 409A of the Code. As a condition to participating in an Offering, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

SECTION 12. TAXATION AND WITHHOLDING.

(a)

Upon disposition of Shares purchased pursuant to the Plan, the Participant shall pay, or make provision satisfactory to the Committee for payment of, all tax (and similar) withholding that the Committee determines, in its discretion, are required due to the acquisition or disposition, including, without limitation, any such withholding that the Committee determines in its discretion is necessary to allow the Company and its Affiliates to claim tax deductions or other benefits in connection with the acquisition or disposition.

(b)

To effectuate the foregoing, each Participant with respect to the Section 423(b) Plan shall notify the Company of any disposition of Shares purchased pursuant to the Plan prior to the expiration of the holding periods set forth in Section 423(a) of the Code.

(c)

By participating in the Plan, each Participant authorizes the relevant Participating Affiliate to make appropriate withholding deductions from the Participant’s compensation, which shall be in addition to any payroll deductions made pursuant to Section 6, and to pay such amounts to the tax authorities in the relevant country or countries in order to satisfy any of the above tax liabilities of the Participant under applicable law.

SECTION 13. RULES FOR FOREIGN JURISDICTIONS.

(a)

The Committee may adopt rules or procedures relating to the operation and administration of the Non-423(b) Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, remission of contributions by Participants unable to make payroll deductions because of legal restrictions, conversion of local currency, payroll tax and withholding procedures that vary with local requirements.

(b)

The Committee may also adopt rules, procedures or sub-plans applicable to particular Participating Affiliates and the jurisdiction(s) to which they are subject, which sub-plans may be designed to be outside the scope of Code Section 423 and which are intended to comply with the tax, employment and/or Securities laws of such jurisdiction(s). The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, such sub-plan shall be considered part of the Non-423(b) Plan, and rights granted thereunder shall not be considered to comply with Code Section 423.

SECTION 14. GENERAL PROVISIONS.

(a)

Amendments. The Board may, from time to time, alter, amend, suspend, discontinue or terminate the Plan or any portion thereof; provided, however, that no such action of the Board may, without the requisite stockholder approval, make any amendment for which stockholder approval is necessary to comply with any tax or regulatory requirement, including for this purpose, any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act or Sections 423 and 424 of the Code. In addition, the Committee may, from time to time, amend the Plan or any portion thereof, in each case, to (i) cure any ambiguity or to correct or supplement any provision of the Plan that may be defective or inconsistent with any other provision of the Plan or (ii) make any other provisions in regard to matters or questions arising under the Plan which the Committee may deem necessary or desirable and which, in the judgment of the Committee, is not material; provided, however, that no such action of the Committee may, without the requisite stockholder approval, make any amendment for which stockholder approval is necessary to comply with any tax or regulatory requirement, including for this purpose, any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act or Sections 423 and 424 of the Code.

(b)

No Right to Employment. Eligibility to participate in this Plan shall not be construed as giving a Participant the right to be retained in the employment of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan.

(c)

No Rights as Stockholder. Subject to the provisions of the Plan, no Participant or holder or beneficiary of any purchase shall have any rights as a stockholder with respect to any Shares to be purchased under the Plan until he or she has become the holder of such Shares.

(d)	Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to purchases under the Plan will be used for general corporate purposes.

(e)

Severability. If any provision of the Plan becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person, or would disqualify the Plan or any purchase under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

(f)

Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

(g)

Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 15. CODE SECTION 409A.

The Section 423(b) Plan is exempt from the application of Section 409A of the Code. The Non-423(b) Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that participation in the Plan or the payment, settlement or deferral of purchases under the Plan is subject to Section 409A of the Code, the participation in the Plan shall be performed in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Committee.

Any provision of the Non-423(b) Plan that would cause the participation in the Plan and the purchase of Shares thereunder to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which amendment may be made on a retroactive basis, in accordance with the final regulations and guidance issued under Section 409A of the Code.

Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if any actions taken under the Plan that are intended to be exempt from, or compliant with, Section 409A of the Code are not so exempt or compliant.

SECTION 16. TERM OF THE PLAN.

(a)

Restatement Effective Date. The effective date of this amended and restated Plan is May 19, 2020 (the “Restatement Effective Date”), conditioned upon approval of the Plan by stockholders at the annual meeting of stockholders of the Company held on such date as provided in Section 423(b)(2) of the Code and the regulations thereunder.

(b)

Expiration Date. Unless earlier terminated pursuant to Section 10 or Section 14(a) above, the Plan, as amended and restated, shall terminate on the tenth anniversary of the Restatement Effective Date. Notwithstanding the foregoing, the Plan shall terminate, if earlier, coincident with the completion of any Offering under which the limitation on the total number of shares in Section 4(a) above has been reached.